EXHIBIT (v)
              AGREEMENT REGARDING CHANGE IN CONTROL

          AGREEMENT (this "Agreement") dated as of the 8th day of November, 1993, between BANCFLORIDA FINANCIAL CORPORATION, a
Delaware corporation having its principal place of business in Naples, Florida (the "Company") and WARREN T. UPSON, an individual resident of Naples, Florida (the "Executive").

          WHEREAS, the Executive currently serves as Senior Vice
President, Corporate Banking Division of BancFlorida, a Federal
Savings Bank, the Company's principal subsidiary (the "Bank");
and

          WHEREAS, the Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and the Bank to assure that the Company and the Bank will have the continued services of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined hereafter); and

          WHEREAS, upon the effectiveness of this Agreement, the Executive wishes to terminate the Agreement Regarding Change in Control dated as of November 8, 1993 between the Executive and the Bank and to relinquish all of the Executive's rights thereunder,

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company and the Executive agree as follows:

          I. Term of Agreement. This Agreement shall commence on the date set forth above and shall terminate on the date three
(3) years from such date.

          II. Definitions. Unless otherwise defined herein, the following terms shall have the meanings set forth below for purposes of this Agreement:

               A. Change in Control. A "Change in Control" shall be deemed to occur: (i) on the date that the Board determines such a Change in Control to have occurred, or (ii) under such circumstances and at such time as the Board may in its reasonable discretion prospectively determine will constitute such a Change in Control, in either case to be evidenced by appropriate Board action and written communication to the Executive. Such a determination, once made, may not be rescinded by a newly constituted Board following a Change in Control, but may later be rescinded or modified if the specific events identified as constituting a Change in Control have not occurred.

          B. Code. "Code" shall mean the Internal Revenue Code of 1986.
         III. Events Occurring on Change in Control.

               A. Change in Control Payments. In the event of a Change in Control while the Executive is employed by the Bank, the Executive shall be entitled to the compensation provided in
Section IV.A. of this Agreement.

               B. Resignation and Subsequent Employment
Agreement. In addition, in the event of such a Change in Control, and as a condition to receipt of the payment described in Section III.A. and IV.A. hereof, the Executive shall immediately submit his resignation from any and all offices, directorships, positions and employment by, in or with the Bank, the Company and their subsidiaries; provided, however, that if so requested within thirty (30) days following the date of a Change in Control by the surviving, successor or acquiring entity succeeding to and/or owning and operating the business of the Company or the Bank subsequent to a Change in Control, the Executive shall enter into an employment agreement with such surviving, successor or acquiring entity in substantially the form of Exhibit A annexed hereto, providing for employment for up to two years in a position bearing substantially the same responsibilities and duties as those carried on by the Executive immediately prior to the Change in Control. Except as provided herein and pursuant to the terms of such an employment agreement, the Executive shall be under no obligation to continue to remain in the employ of or render services for the Company or the Bank or such a surviving successor or acquiring entity subsequent to a Change in Control. If requested by the Company or the Bank, the Executive shall execute a form of employment agreement, which may later be accepted and executed within thirty (30) days following a Change in Control by the surviving, successor or acquiring entity.


          IV.  Compensation Upon Change in Control.

               A. Severance Payments. Upon a Change in Control the Executive shall be entitled to the following:

               1. The Company shall pay to the Executive, at the time specified in subsection IV.A.2. below, a lump sum payment equal to the sum of:

                         a. the Executive's annual base salary
          paid by the Bank, as in effect immediately prior to the Change in Control; plus

                         b. the average annual value of non-cash
          fringe benefits included in the Executive's compensation for federal income tax purposes for the two (2) full calendar years prior to the Change in Control; plus
                        c. the average annual amount of any
          bonuses received, credited or deferred with respect to such two (2) prior calendar years;


provided, however, that the value or benefit of or derived from options or similar arrangements relating to securities of the Company shall not be included in the base for calculation of the payment hereunder, whether or not such value or benefit was reflected as income for federal income tax or alternative minimum tax purposes.

          2. The compensation provided for in 1. above shall be paid not later than the thirtieth (30th) day following the date of Change in Control, provided, however, that if the amount of such compensation cannot be finally determined on or before such day, the Company or the successor to the Company shall pay to the Executive on such day an amount equal to ninety percent (90%) of the estimated amount of such compensation, as determined in good faith by the Company or the successor to the Company, and shall pay the remainder of such compensation (together with interest at the federal "mid-term" rate as provided in (section mark)1274(d) of the Code) as soon as the amount thereof can be determined, but in no event later than the ninetieth (90th) day after the date of Change in Control. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company or the successor to the Company to the Executive payable on the fifth day after demand by the Company or the successor to the Company (together with interest at the federal mid-term rate as described above).

          3. In addition to any other payments hereunder, in the event of a Change in Control, the Executive's interests and benefits in or under any benefit, income, stock option, deferred compensation, phantom unit or similar plan of the Company or the Bank shall immediately become 100% vested and/or accelerated, as the case may be, and shall be immediately payable, except as otherwise specifically prohibited by law or by the terms of any such plan or agreement. The Company and the Executive agree to take any necessary steps to amend such plans or agreements to allow for such vesting or acceleration; provided, however, if and to the extent such acceleration of vesting or payment would cause the imposition of the excise tax imposed under Section 4999 of the Code, such acceleration of vesting or payment shall not occur, but such amounts or benefits shall arise, vest or be paid in the normal course or at the earliest point when it is determined they could vest or be paid without giving rise to such excise tax.

               B. Limitations. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax, the amount of such payment shall be reduced to such an amount as shall not give rise to the imposition of such excise tax. To the extent possible, such reduction shall be accomplished first, by ignoring the acceleration of payments or vesting provided in subsection A.3. above, and second, by decreasing the amounts of other cash payments.

          Subject to the provisions of this Subsection B, all determinations required to be made under this Subsection B, including whether and when a reduction is required and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within thirty
(30) business days of the receipt of request for a determination by either party. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive and the Company with a written opinion that no Excise Tax is due and payable as a result of payments under this Agreement. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

               C. Double Payment. In addition to any other benefits provided hereunder, in the event the Executive must bring legal action (including arbitration) seeking to obtain or enforce any right or benefit provided by this Agreement, should the Executive prevail in such action the severance compensation under this Agreement shall be twice (2X) the amount ultimately determined or agreed to be due the Executive pursuant to Sections IV.A. and IV.B., as applicable. Notwithstanding anything in this
Section IV.C. to the contrary, the total amounts paid pursuant to this Agreement will be subject to the limitations under Section IV.B.

               D. Fees and Expenses. In addition to any other payments or benefits hereunder, subject to the limitations of
Section IV.B. the Company shall pay to the Executive all legal fees and expenses incurred by the Executive hereunder (including all such fees and expenses, if any, incurred in seeking to obtain or enforce any right or benefit provided by this Agreement should the Executive prevail in such action).

          V. No Obligation To Mitigate Damages; Other Benefits. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by the Bank, the Company or any successor thereto, nor another employer after the termination of the Executive's employment, or otherwise. Nothing contained herein shall prejudice the Executive's right to the full realization of any and all other benefits to which the Executive shall be entitled pursuant to the terms of any employee benefit plans or other agreements of the Bank or the Company in which the Executive is a participant or to which the Executive is a party.

          VI.  Miscellaneous.

               A. Successors and Assigns. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, personal representatives (including executors or administrators), successors, heirs, distributees, and devisees. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee or other designee or, if there be no such designee, to the Executive's estate.

               B. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

          If to the Company:

          BancFlorida Financial Corporation
          5801 Pelican Bay Boulevard
          Naples, FL  33963

          Attention:  Rudolph P. Guenzel, President

          If to the Executive:

          1516-1 Mainsail Drive
          Naples, Florida  33961
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               C. Amendment. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company.

               D. Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent notice.

               E.    Entire Agreement.  No agreements or
representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The Executive agrees that the Agreement Regarding Change in Control dated as of November 8, 1993 between the Executive and the Bank shall be of no further force and effect and the Executive hereby relinquishes all rights thereunder.

               F. Employment. The Executive agrees to be bound by the terms and conditions of this Agreement and to remain in the employ of the Bank during any period following any public announcement by any person of any proposed transaction or transactions which, if effected, would result in a Change in Control until a Change in Control has taken place or, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control. Subject to the foregoing, except as specifically provided herein nothing contained in this Agreement shall impair or interfere in any way with the right of the Executive to terminate the Executive's employment or the right of the Bank to terminate the employment of the Executive with or without cause prior to a Change in Control. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive or as a right of the Executive to continue in the employ of the Bank or as a limitation of the right of the Bank to discharge the Executive with or without cause prior to a Change in Control.

               G.     Validity.  The invalidity or
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

               H.    Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               I.    Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Florida.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first written above.


                                  /s/ Warren T. Upson
                              WARREN T. UPSON



                              BANCFLORIDA FINANCIAL CORPORATION
                              a Delaware corporation


                              By:  /s/ Rudolf P. Guenzel
                                 Its President and CEO


                           EXHIBIT A

                      EMPLOYMENT AGREEMENT

          AGREEMENT (this "Agreement") made as of this ___ day of ___________, 199___, between __________, a bank with its principal offices at ____________ (the "Bank"), and WARREN T.
UPSON, an individual resident of Naples, Florida (the
"Executive").

          WHEREAS, the Executive was formerly employed by BancFlorida, a Federal Savings Bank, and was an officer of BancFlorida Financial Corporation, a Delaware corporation; and

          WHEREAS, there has been a change in control of BancFlorida and/or BancFlorida Financial Corporation and the Bank has succeeded to the business of BancFlorida; and

          WHEREAS, the Bank wishes to continue to retain the Executive's services to aid in the orderly transition of the Bank for a period of time up to, but not exceeding, the Period (as hereafter defined),

          NOW, THEREFORE, the parties agree as follows:

SECTION 1:     EMPLOYMENT OF EXECUTIVE; DUTIES AND
               RESPONSIBILITIES

          1.1 Employment of Executive. The Bank agrees to employ the Executive, and the Executive agrees to be employed by the Bank, subject to the terms and conditions of this Agreement.

          1.2 Term. The employment of the Executive by the Bank pursuant to this Agreement shall be for the period of two (2) years commencing on the day and year first written above (the "Period"), unless sooner terminated pursuant to the provisions of
Section 3 hereof.

          1.3  Offices and Positions of Officer.

               (a) During the Period, the Executive shall be a Senior Vice President of the Bank. During the Period the Executive shall be treated as an employee of the Bank with all benefits accruing thereto, including without limitation life insurance benefits, medical and major medical coverage, and accrual of pension benefits.

               (b) If the Bank shall (i) consolidate or merge with or into any other person, (ii) sell all or substantially all of its assets to any other person, or (iii) become party to another form of business combination or corporate reorganization, or any person or a group of persons acting in concert shall acquire control of the Bank pursuant to the acquisition of a controlling interest in the outstanding shares of capital stock of the Bank or there shall be a change in control of the Bank other than in the manner described in Subparagraphs (i) through
(iii) inclusive of this Section 1.3(b), then the Bank shall, to the fullest extent permitted by law, cause the surviving, acquiring or successor entity, as the case may be, to assume all of the Bank's duties, obligations and liabilities, to the Executive arising under this Agreement.

          1.4  Duties and Responsibilities.

               (a)  During the Period, the Executive shall
perform such duties and responsibilities as are required to be performed by him pursuant to the relevant terms of the By-Laws of the Bank together with such other duties as the Board of Directors of the Bank shall reasonably assign to the Executive from time to time during the Period, it being understood that such duties and responsibilities shall be the same as those customarily assigned and expected to be performed by a Senior
Vice President of a   [type]   bank of similar size as the Bank.
When assigning such duties, the Board of Directors shall take into consideration the past responsibilities, experience and seniority as the Executive. In no event shall the Executive be assigned duties inconsistent with his status as Senior Vice President of the Bank.

               (b) During the Period the Officer shall devote his full attention to the business and affairs of the Bank during regular business hours.

SECTION 2:     COMPENSATION; REIMBURSEMENT; INDEMNIFICATION;
               BENEFITS

          2.1  Base Compensation.

          During the Period, the Bank shall pay to the Officer an aggregate annual base salary in an amount as may be from time to time determined by the Board of Directors of the Bank, but in no event at a rate of less than the base salary most recently in effect from BancFlorida.

          2.2 Payment of Base Compensation. The Bank shall pay the base compensation due the Executive in accordance with the policy of the Bank as in effect from time to time for the payment of salaries to senior personnel.

          2.3 Other Benefits and Insurance. During the Period the Executive shall be entitled to participate in such employee benefits as are generally made available by the Bank to its executive employees, including without limitation life insurance, major medical and disability coverage, sick pay benefits, vacation pay, travel and accident insurance and participation in any retirement plan or plans, to the extent permitted by the terms thereof, and at a minimum shall be entitled to retirement, medical, life insurance and other benefits substantially equivalent to those most recently provided by BancFlorida to the Executive.

          2.4 Business Expenses. The Bank shall reimburse the Executive, in the manner, to the extent and subject to such conditions as may be applicable under normal Bank policy, for reasonable expenses incurred by him in the course of rendering his services pursuant to this Agreement.

SECTION 3:  TERMINATION OF EMPLOYMENT

          3.1 Termination of Period. The Period may be terminated in the following manner:

               (a)  Termination on Death.  The Period shall
automatically terminate upon the death of the Executive.  The
Executive's compensation and, except as otherwise provided by law, all benefits shall cease as of the date of death.

               (b) Termination by the Executive. The Period may be terminated by the Executive during the Period for "Good Reason" as hereafter provided. In the event of such termination the Executive shall be entitled to a payment equal to three (3) months salary at the rate then in effect, payable within ten (10) days of termination. For purposes of this Agreement "Good Reason" shall mean any of the following events, unless it occurs with the Executive's express prior written consent:

                    (1)  the assignment to the Executive by the
               Bank of any duties inconsistent with, or a diminution of, the Executive's position, duties, titles, offices, responsibilities and status with the Bank, or any removal of the Executive from or any failure to reelect the Executive to any of such positions;

                    (2)  a reduction by the Bank in the
               Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, other than a reduction of the Executive's base salary pursuant to the terms of any short-term disability plan or long-term disability plan maintained by the Bank during a period in which the Executive is disabled (within the meaning of such plan or plans) and qualifies for benefits under such plan or plans;

                    (3)  any failure by the Bank to continue in
               effect any benefit plan or arrangement (including,
              without limitation, pension plans, group life
               insurance plan, medical, dental, accident and disability plans and educational assistance reimbursement plan) in which the Executive is participating (or to substitute and continue other plans providing the Executive with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), the taking of any action by the Bank which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan or deprive the Executive of any material fringe benefit enjoyed by the Executive, or the failure by the Bank to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the vacation policies in effect at the time of a change in control of the Bank;

                    (4)  the Executive's relocation to any place
               of business of the Bank which is outside the franchise area (as that term is defined in Section
               3.2(e);

                    (5)  a requirement that the Executive travel
               outside the franchise area (as that term is defined in Section 3.2(e) to perform business obligations, the number of days of which total more than one hundred (100) days in any one calendar year;

                    (6)  any material breach by the Bank of any
               provision of this Agreement; or

                    (7)  any failure by the Bank to obtain the
               assumption of this Agreement by any successor or assign of the Bank.

               (c) Termination by Bank. The Bank may terminate employment of the Executive at any time during the Period. In the event of such termination by the Bank for any reason, the Executive shall be entitled to a payment equal to three (3) months salary at the rate then in effect, payable within ten (10) days of termination.

               (d) Termination Without Good Reason. In the event of voluntary termination by the Executive without Good Reason the Executive's compensation and, except as otherwise provided by law, all benefits shall cease on the effective date of such termination.
              (e)  Franchise Area.  For purposes of this
Agreement, the term "franchise area" shall mean the geographical area within fifty (50) miles of the main office of BancFlorida immediately prior to the effective date of this Agreement.

SECTION 4:  GENERAL PROVISIONS

          4.1 Nonassignability. Neither the Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Executive without the prior written consent of the Bank; provided, however, that nothing in this section 4.1 shall preclude the Executive from designating in writing a beneficiary or beneficiaries to receive any compensation payable to him or any other benefit receivable by him under this Agreement on the death or incapacity of the Executive, nor shall it preclude the executors, administrators, or any other legal representatives of the Executive or his Estate from assigning any rights hereunder to any person or persons entitled thereto. Neither this Agreement nor any of the rights, obligations or interests arising hereunder may be assigned by the Bank without the prior written consent of the Executive to a person other than
(1) an affiliate of the Bank; or (2) any party with which the Bank merges or consolidates, or to whomever the Bank may sell all or substantially all of its assets; provided, however, that any such affiliate or successor shall expressly assume all of the Bank's obligations and liabilities to the Executive under this Agreement.

          4.2 Severability. This Agreement shall be deemed severable, and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.

          4.3 Merger. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between the Bank and the Executive regarding the employment of the Executive by the Bank. This Agreement supersedes all prior agreements, either expressed or implied, between the parties hereto including the employment of the Executive by the Bank.

          4.4 Amendment. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

          4.5 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, other legal representatives and permitted successors and assigns, as the case may be.
         4.6 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Florida.

          4.7 Notices. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing, and all payments to be made hereunder shall be deemed to have been duly made if mailed by certified mail or hand-delivered to either of the parties at the addresses first written above. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this Section.

          4.8 Waiver. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any proceeding or subsequent breach of the same or any other condition, term or provision thereof.

          4.9 Damages; Further Employment. In the event of termination of the Executive, voluntary or involuntary, the damages of the Executive shall be limited to the compensation provided herein. Except as specifically provided herein, nothing in this Agreement shall limit the damages recoverable by the Executive or the Bank in the event of breach by the other party. Nothing contained herein shall limit the ability of the Bank to continue to employ or retain the Executive after the expiration of the Period on such basis and pursuant to such arrangements as shall be mutually agreeable; provided, that nothing herein shall require either party to do so.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                              EXECUTIVE:

                              ______________________________
                              WARREN T. UPSON


                              BANK NAME:


                              By:  _________________________

Attest:

______________________________